Exhibit 99.3

GRAYSON BANKSHARES, INC.

Proxy Solicited on behalf of the Board of Directors

For the Special Meeting of the Shareholders

[•], 2016

The undersigned, having received the Notice of the Special Meeting of the Shareholders and joint proxy statement/prospectus delivered therewith, hereby appoints [•] and [•], and each or any of them, as proxies with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of Grayson Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the Independence Volunteer Fire Department, 529 Davis Street, Independence, Virginia on [•], 2016 at [•] [a][p].m., or at any adjournments thereof, for the following purposes:

1.	To approve the Agreement and Plan of Merger, dated November 6, 2015, by and between Grayson Bankshares, Inc. (“Grayson”), Cardinal Bankshares Corporation (“Cardinal”) and Parkway Acquisition Corp. (“Parkway”), pursuant to which Grayson and Cardinal will merge with and into Parkway with Parkway as the surviving corporation, as more fully described in the joint proxy statement/prospectus.

☐ For             ☐ Against             ☐ Abstain

2.	A proposal to adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

☐ For             ☐ Against             ☐ Abstain

3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is given, this proxy will be voted for Proposals 1 and 2.

DATE: , 2016

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

PLEASE MARK, SIGN, DATE and RETURN PROMPTLY.

Check One: ____ I will ___I will not be attending the meeting.

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.      By Telephone (using a Touch-Tone Phone); or

2.      By Internet; or

3.      By Mail.

To Vote by Telephone:

Call [( ) - ] Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., [            ], 2016.

To Vote by Internet:

Go to [            ] prior to 3 a.m., [            ], 2016.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.